UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Kenexa Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	23-3024013
(State of Incorporation or Organization)	(IRS Employer Identification No.)

650 East Swedesford Rd, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:  Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.01 par value per share, of Kenexa Corporation (the “Company”) under the heading “Description of Capital Stock” in the Company’s Registration Statement on Form S-3, File no. 333-165371, filed with the Securities and Exchange Commission on March 9, 2010 and declared effective on April 21, 2010, is incorporated by reference herein.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KENEXA CORPORATION

Date: November 2, 2011	By:	/s/ Nooruddin S. Karsan
Nooruddin S. Karsan
Chief Executive Officer